UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2013

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Ste. 110, Henderson, NV		89014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 633-4716

2500 Plaza 5, 25th Floor, Harborside Financial Center, Jersey City, NJ 07311
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: We are filing this Amendment to our Current Report on Form 8-K, originally filed on February 19, 2013 in order to include the audited financial statements of Arriba Resources Inc. for the years ended December 31, 2011 and September 30, 2012. No other material changes were made to the original report.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

ACQUISITION OF ARRIBA RESOURCES INC.

On December 27, 2012 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Arriba Resources Inc., a Canadian incorporated company (“Arriba”) and the shareholders of Arriba, pursuant to which we agreed to acquire all 20,899,262 issued and outstanding shares of Arriba in exchange for the issuance of 4,179,852 shares of our common stock as well as warrants to acquire 2,078,477 shares of our common stock at $1.75 per share for a period of 360 days from the closing. On February 15, 2013, we closed on this agreement. These securities were issued without a prospectus

Arriba is engaged in the exploration and development of mineral properties. It currently holds 70% of a drilling company as well as 50% of the “La Palma” gold and silver property in Mexico and an option to acquire a further 30%.

Upon the acquisition of Arriba as our wholly owned subsidiary, we have changed our business focus to that of operating Arriba’s majority owned drilling company and completing an exploration program on the La Palma property.

We will file audited financial statements of Arriba within 75 days of the completion of the acquisition by including them in an amendment to this Current Report on Form 8-K.

The closing of the share exchange agreement also resulted in the creation of a new control shareholder in our company. Mexican Resources Ltd., now holds 1,319,852 shares of our common stock as well as warrants to acquire a further 1,319,852 shares of our common stock at $1.75 per share until February 15, 2014. The shares and warrants, in the aggregate, result in Mexican Resources Ltd., holding a total of 46.4% of our issued and outstanding voting securities.

La Palma Property

On June 17, 2011, our wholly owed subsidiary, Arriba, entered into an option agreement with Minas de Alta Ley La Palma, S.A. de C.V. a company incorporated under the laws of Mexico for the right to acquire up to 80% of the La Palma Property. This agreement was subsequently amended twice.

Location and Access

The La Palma property is located in the south-western portion of the Mexican state of Chihuahua. The La Palma property comprises a package of two active exploration Claims (T-226922 and T-227492) that totals 2,600 hectares. The two exploration claims comprising the La Palma Property are located in the south-western part of the Chihuahua state, Mexico, approximately 275 km. southwest of Chihuahua City and 33 km southwest of the municipality of Batopilas. Access to the property area from Chihuahua is via paved Highway 127 driving south to the town of Creel. From Creel, a paved mountain road leads south to Cusare. From this point a state-maintained gravel road leads southerly to the village of Batopilas. Access to the property from Batopilas is by gravel road (approximately a 2-hour drive). Driving time from Chihuahua to Batopilas is approximately seven hours in dry weather. By helicopter, the flying time from Chihuahua to the property is approximately 1 hour forty minutes. International flights by commercial airlines to some US cities and to most national major cities are available from Chihuahua City. Only some parts of the property are accessible by foot due to the steep to moderately undulating topography. There are few dirt roads that can be driven by 4-wheel-drive vehicles. Topographic relief at the property has creeks and canyons up to 300 meters deep which expose bedrock suitable for the geological evaluation.

The area is semi-arid with a pronounced rainy season from June through late September. The annual temperature at la Palma varies from 12° to 26° C, with an average of about 18° C. Daytime temperatures during the summer can reach 35° C with cooler evenings. Snow is unusual during the winter dry season although temperatures occasionally dip below freezing. Climate is generally dry with sporadic, often violent rainstorms during the summer months. Rainfall in the northern parts of Chihuahua averages 42 centimeters (16.9 inches) per year mainly between May and October. Field work can be carried out during most of the year, except from minor interruptions during intermittent rains that make the tracks difficult to drive.

2

3

*Photo looking southwest from UTM 214,800 2´965,580, showing the topography and typical vegetation on the La Palma property.

Ownership Interest

On June 17, 2011 our wholly owned subsidiary, Minera Arriba S.A. de C.V, entered into an option agreement with Minas de Alta Ley La Palma, S.A. de C.V., for an option to acquire up to 80% of the La Palma property. This agreement was subsequently amended twice.

In order to acquire 50% of the La Palma property, Arriba paid a total of $350,000 and issued 1,500,000 shares of its common stock to Minas de Alta Ley La Palma, S.A. de C.V. The 1,500,000 shares held by Minas de Alta Ley La Palma, S.A. de C.V., are part of the share exchange described in this Current Report and result in Minas de Alta Ley La Palma, S.A. de C.V., owning 300,000 shares of our company.

We can earn a further 30% of the La Palma property as follows:

●	upon: (i) incurring cumulative exploration expenditures equal to or greater than $1,500,000 on or prior to June 30, 2013, and (ii) making cash payment installments to the Minas de Alta Ley La Palma, S.A. de C.V., of $25,000 by October 31, 2012 (paid) and an additional $275,000 by June 30, 2013, a further ten percent (10%) right, title and interest in the property (for a total of 60%) will automatically vest to us free and clear of all encumbrances;

●	upon: (i) incurring cumulative exploration expenditures equal to or greater than $2,500,000 on or prior to January 31, 2014, and (ii) making a cash payment of $300,000 to the Minas de Alta Ley La Palma, S.A. de C.V., a further ten percent (10%) right, title and interest in the property (for a total of 70%) will automatically vest to us free and clear of all encumbrances; and

●	upon: (i) incurring cumulative exploration expenditures equal to or greater than $4,000,000 on or prior to January 31, 2015, and (ii) making a cash payment of $300,000 to Minas de Alta Ley La Palma, S.A. de C.V., a further ten percent (10%) right, title and interest in the property (for a total of 80%) will automatically vest to us free and clear of all encumbrances.

4

History of Operations and Present Condition

Though there appears to have been historical activity on the property, nothing is known about the historic pits, trenches and old shallow mines which are present.

Upon the execution of the option agreement between our subsidiary and Minas de Alta Ley La Palma, S.A. de C.V, Geomaps S.A. de C.V. was engaged to do initial exploration work which included (i) geological mapping and prospecting, (ii) reconnaissance geochemistry through channel sampling and (iii) rehabilitating the access road from San Ignacio to La Palma property (16 km) and construction of new roads (8 km) for the drilling exploration program. The three components of this initial phase were completed by December 2011 at a total cost of US$107,254.

This initial reconnaissance exploration program was completed under the direction of geologist Hipolito Monje. The program began on September 3rd 2011 and was finished on October 30th 2011. It involved a geological mapping and prospecting to locate areas with significant quartz veining. Old workings and pits were examined and sampled, including those at the Tejon and La Soledad mines.

Geologist Jose Yael Ocampo collected a total of 269 chip channel samples to test the possibility that high-grade, silver-gold mineralization may be present. Channel samples up to 1 m long were taken; these included the various types of quartz vein material as well as the hydrothermally altered wall-rock adjacent to individual veins. The assay results revealed a number of localities underlain by andesitic rocks with significant amounts of silver mineralization.

Plan of Exploration

We plan to conduct exploration activities on the La Palma in two separate phases as follows:

Phase 1

Trenching and road construction.	$82,365
Diamond drilling (10,000 m @ $125/m)	$1,250,000
Project geologist (150 days @ $370/day	$55,500
Camp, meals, transportation & logistics	$61,770
Assays (2,000 samples @ $36/sample)	$72,000
Miscellaneous and contingencies 20%	$304,330
Total phase 1 estimated cost	$1,825,965

Contingent on the successful completion of Phase I, it is recommended a Phase II exploration program consisting primarily on 8,000 m of diamond drill targets areas defined in Phase I. The Phase II, program as proposed includes: follow up geology, geochemistry and sampling in addition to the drilling and is estimated to cost $1,211,660.

Phase 2

Trenching and road construction.	$51,475
Diamond drilling (8,000 m @ $125/m)	$1,000,000
Project geologist (120 days @ $370/day)	$44,400
Camp, meals, transportation	$61,785
Assays (1,500 samples @ $36/sample)	$54,000
Total phase 2 estimated cost	$1,211,660

5

Geology

The La Palma property is underlain by a series of equi-granular, porphyritic andesitic flows and breccias of the Lower volcanic complex. The andesitic rocks are unconformably overlain by rhyolite flows and ignimbrites of the Upper volcanic complex which occur at higher elevations and often form prominent cliffs in the area. The rocks of the Lower volcanic complex are predominately andesitic and dacitic rocks, whose exposures are most abundant within arroyos and along walking trails. Beside, little outcrop is exposed within the area under exploration. The most abundant rocks in the property area are andesitic ash tuffs and lapilli tuffs. There are medium grayish-green to light grey to brownish-green, generally crystalline rocks. The andesitic tuffs are usually medium grained, but grain size ranges from aphanitic to coarse grained, lapilli clast range in size from 4 mm to greater than 35 cm across, and generally form 10 to 40% of the rock volume.

Coarse grained agglomerates are most abundant within the central and northern portions of the area, immediately underlying Upper Volcanic Series rhyolites at west of La Palma claim. These agglomerates are generally maroon in color and contain abundant hematite within both the coarse clasts and the matrix. The coarse-grained andesitic fragmental units locally contain well-rounded pebbles and cobbles of andesitic and feldspar porphyry within and andesitic tuff matrix.

Undifferentiated, fine grained, crystalline andesites occur throughout the property. Coarse to medium grained, porphyritic andesite flows occur locally. Subhedral to euhedral plagioclase phenocrysts in these flows are of variable size up to 4 mm in length. Maroon andesite porphyry locally contains blocky euhedral feldspar phenocrysts 5 by 12 mm across. The andesite within the mapped area is generally non-magnetic.

Dacitic ash and lapilli tuffs are commonly interlayered on a meter scale within the andesitic tuffs. The dacitic rocks are light brownish grey to pale grey, are more felsic and commonly appear to be more “bleached” than adjacent andesites. This “bleaching” may simply be due to more abundant feldspars within the dacites which weather may form clay minerals.

The Lower Volcanic Series rocks are generally maroon and contain abundant disseminated hematite and occur at higher elevations within the mapped area. This hematite typically occurs in the rocks immediately underlying the Upper Volcanic Series rhyolites throughout the region; it is likely a product of weathering of the Lower Volcanic Complex rocks prior to deposition of the Upper Volcanic Series. All these Lower Volcanic Complex rocks have a weak chlorite alteration and are silicified in many places. Patchy epidote alteration occurs, mainly as irregular veinlets up to a few cm in width, or as alteration envelopes along fractures. Bleaching and argillic alteration are common, and are especially intense along major fault structures.

The rocks of the Lower Volcanic Series have locally been intruded by andesite to basalt dykes that are usually emplaced along north trending structural breaks or faults. The dykes are generally 1 to 5 meters wide and are relatively fresh and unaltered; they have a brown weathered surface. The dykes are generally porphyritic with plagioclase and hornblende phenocrysts and are locally moderately magnetic.

Rhyolite tuff and agglomerate of the Upper Volcanic Series discordantly overlie the Lower Volcanic Series rocks, and were deposited after the main structural and mineralizing events within the area. The rhyolite tuff and agglomerate are present at higher elevations in the area. These rock units are relatively flat-lying, with dips ranging up to 15 degrees. Rhyolite tuff is fine grained, granular, silica-indurated. It locally contains small amounts of hematite. The matrix of the rhyolite agglomerate at the northwest area is generally cemented by silica and hematite.

Arroyos in the property area are generally the surface expression of faults. Faults mainly strike northeasterly to northerly and dip steeply to the west or are sub-vertical; however a few easterly striking faults were mapped. A subsidiary set of structures strikes northwesterly and dips steeply to the northeast. Fault zones are up to 5 m wide and are marked by moderate to intense clay alteration of crushed and broken rock. Silica alteration and/or quartz veining is less common along the faults.

The individual rock units are less than 100 meters thick. Bedding is absent or rare, especially within the coarse fragmental rocks units. The orientation of the rock units is therefore often difficult to determine. However, the rocks appear to strike northwesterly and dip steeply in the southeastern part of the property. Beds observed on the western side of the La Palma claim strike northerly and dip easterly at shallow angles.

6

A series of northerly striking, normal faults form a dominant structural trend in the La Palma property. The northerly striking shear systems are comprised of a series of sub-parallel, normal faults of regional extent. The more important faults within this structural set are the El Tejon and La Soledad to the east and Cueva Blanca to the west. El Tejon shear system can be traced for approximately 2.5 km, and La Soledad fault system 1.2 km from the central portion on the La Palma claim.

Index of Geologic Terms

TERM	DEFINITION

andesitic	a fine-grained grayish volcanic rock characterized by feldspar minerals

agglomerate	rock produced by a volcanic eruption, consisting of fragments of different rock types, sizes, and shapes set in fine-grained solidified volcanic ash

aphanitic	an igneous rock with mineral components that are too fine to be seen by the naked eye

argillic	clay like

arroyo	a steep-sided dry gulch in a desert area that is wet only after heavy rain

basalt	a hard, black, often glassy, volcanic rock. It was produced by the partial melting of the Earth’s mantle

dacitic	relating to an igneous, volcanic rock. It has an aphanitic to porphyritic texture and is intermediate in composition between andesite and rhyolite.

epidote	a shiny green, yellow, or black hydrous aluminosilicate mineral containing calcium and iron.

euhedral	crystals which are well-formed with sharp, easily recognised faces

feldspar	an extremely common aluminosilicate mineral containing varying proportions of calcium, sodium, potassium, and other elements. Feldspar minerals are subdivided into two groups, orthoclase feldspars and plagioclase feldspars.

hematite	a black, brown, or red mineral consisting of iron oxide, often in very large deposits. Use: source of iron.

hornblende	a dark green to black mineral of the amphibole group, containing calcium, iron, magnesium, and sodium

ignimbrite	a volcanic rock consisting of droplets of lava and glass that were welded together by intense heat

lapilli	a small fragment of lava thrown from a volcano

phenocryst	a large embedded crystal in a porphyritic rock

plagioclase	a feldspar consisting of sodium and calcium aluminum silicates

porphyry	a reddish purple rock containing large distinct feldspar crystals embedded in a fine-grained groundmass

rhyolite	a fine-grained acid rock that is the volcanic form of granite

silicification	to convert something into silica, or become converted into silica

subhedral	a crystal where only part of the crystallographic shape is preserved

tuff	a rock made up of very small volcanic fragments compacted together

7

FINANCIAL STATEMENTS AND EXHIBITS

The audited financial statements of Arriba Resources Inc., for the years ended December 31, 2011 and September 30, 2012 are found below beginning on pages F-1 of this current report. Arriba changed its year end from December 31 to September 30 during the 2012 fiscal year. Consequently, the two year ends which are presented in this current report are December 31, 2011 and September 30, 2012.

8

ARRIBA RESOURCES INC.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

December 31, 2011 and September 30, 2012

9

Report of independent chartered accountants

To the Board of Directors of Arriba Resources Inc. (an exploration stage company)

We have audited the accompanying consolidated balance sheets of Arriba Resources Inc. (an exploration stage company) (and subsidiaries) (the “Company”) as at September 30, 2012 and December 31, 2011 and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the nine month period ended September 30, 2012, for the year ended December 31, 2011 and for the period from February 8, 2010 (inception) to September 30, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arriba Resources Inc. (an exploration stage company) (and subsidiaries) as at September 30, 2012 and December 31, 2011, and the results of their operations and their cash flows for the nine month period ended September 30, 2012, for the year ended December 31, 2011 and for the period from February 8, 2010 (inception) to September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of matters

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2a to the financial statements, the Company incurred a net loss of $763,568 during the nine month period ended September 30, 2012, and this condition, along with other matters as set forth in Note 2a, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2a. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
November 30, 2012	Chartered accountants

F-1

Arriba Resources Inc.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in Canadian Dollars)

ASSETS	September 30, 2012	December 31, 2011
Current
Cash	$126,180	$238,349
	126,180	238,349
Advances (Note 4)	-	1,098,350
Equipment (Note 5)	1,204,420	-
Mineral Property Interest (Note 6)	725,000	725,000
	$2,055,600	$2,061,699

LIABILITIES
Current
Accounts payable and accrued liabilities	$36,575	$68,051
	36,575	68,051

EQUITY
Share Capital (Note 8(a))	2,657,933	855,800
Shares to be Issued (Note 8(a))	-	1,342,793
Warrant Reserve (Note 8(b))	78,411	78,411
Deficit	(983,825)	(283,356)
Total equity attributable to shareholders of the Company	1,752,519	1,993,648
Attributable to non-controlling interests	266,506	-
	2,019,025	-
	$2,055,600	$2,061,699

Going Concern (Note 2(a))

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

Arriba Resources Inc.

(An Exploration Stage Company)

Consolidated Statements of Operations and Comprehensive Loss

For the Nine Month Period Ended September 30, 2012, Year Ended December 31, 2011 and for the Period from February 8, 2010 (Inception) to September 30, 2012

(Expressed in Canadian Dollars)

	Period from February 8, 2010 (inception) to September 30, 2012	Nine month period ended September 30, 2012	Year ended December 31, 2011
Operating and Administrative Expenses
Administrative	$23,219	$3,686	$16,790
Consulting	35,728	13,698	17,030
Depreciation	194,262	194,262	-
Exploration and evaluation costs (Note 6)	177,461	49,513	127,948
Foreign exchange loss	18,363	3,729	14,632
Professional fees	149,904	88,611	54,293
Salaries and benefits (Note 9)	104,367	72,102	32,265
Travel and entertainment	29,371	8,362	21,009
	732,675	433,963	283,967

Other Income (Expenses)
Realized loss on share issue (Note 4)	(329,605)	(329,605)	-
Gain on debt settlement (Note 7)	15,356	-	15,356
	(314,249)	(329,605)	15,356
Net Loss and Comprehensive Loss	$(1,046,924)	$(763,568)	$(268,611)

Attributable to:
Shareholders of the Company	$(983,825)	$(700,469)	$(268,611)
Non-controlling interest	(63,099)	(63,099)	-
	$(1,046,924)	$(763,568)	$(268,611)
Loss per share attributable to shareholders of the Company – basic and diluted	$(0.06)	$(0.03)	$(0.04)
Weighted average number of common shares outstanding	14,218,014	17,541,909	6,133,700

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

Arriba Resources Inc.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

For the Nine Month Period Ended September 30, 2012, Year Ended December 31, 2011 and for the Period from February 8, 2010 (Inception) to September 30, 2012

(Expressed in Canadian Dollars)

Cash Provided By (Used In):	Period from February 8, 2010 (inception) to September 30, 2012	Nine month period ended September 30, 2012	Year ended December 31, 2011
Operations:
Net loss for the period	$(1,046,924)	$(763,568)	$(268,611)

Items not affecting cash:
Depreciation	194,262	194,262	-
Realized loss on share issue	329,605	329,605	-
Gain on debt settlement	(15,356)	-	(15,356)

Changes in non-cash working capital:
Accounts payable and accrued liabilities	36,575	(31,476)	62,051
	(501,838)	(271,177)	(221,916)

Investing:
Acquisition of mineral property interest	(350,000)	-	(350,000)
Acquisition of drilling equipment (Note 4)	(1,398,682)	(300,332)	(1,098,350)
	(1,748,682)	(300,332)	(1,448,350)

Financing:
Issuance of common shares	1,018,551	459,340	559,210
Proceeds from shares to be issued	1,342,793	-	1,342,793
Due to shareholders	15,356	-	(57,214)
	2,376,700	459,340	1,844,789

Net (decrease) increase in cash	126,180	(112,169)	174,523
Cash – beginning of period	-	238,349	63,826
Cash – end of period	$126,180	$126,180	$238,349

Non-cash investing and financing information:
Issuance of common shares for mineral property interest	$375,000	$-	$375,000
Acquisition of equipment through assignment of promissory note	1,098,350	1,098,350	-

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

Arriba Resources Inc.

(An Exploration Stage Company)

Consolidated Statements of Changes in Equity

(Expressed in Canadian Dollars)

	Share Capital
	Shares	Amount $	Shares to be Issued $	Warrant Reserve $	Deficit $	Total Equity Attributable to Shareholders $	Non- Controlling Interest $	Total Equity $
Balance, January 1, 2012	12,900,001	855,800	1,342,793	78,411	(283,356)	1,993,648	-	1,993,648
Issued pursuant to private placements	7,999,262	1,802,133	(1,342,793)	-	-	459,340	329,605	788,945
Net loss for the year	-	-	-	-	(700,469)	(700,469)	(63,099)	(763,568)

Balance, September 30, 2012	20,899,263	2,657,933	-	78,411	(983,825)	1,752,519	266,506	2,019,025

	Share Capital
	Shares	Amount $	Shares to be Issued $	Warrant Reserve $	Deficit $	Total Equity Attributable to Shareholders $	Non- Controlling Interest $	Total Equity $
Balance, January 1, 2011	1	1	-	-	(14,745)	(14,744)	-	(14,744)
Issued pursuant to private placements	11,400,000	480,799	1,342,793	78,411	-	1,902,003	-	1,902,003
Issued for mineral property interest	1,500,000	375,000	-	-	-	375,000	-	375,000
Net loss for the year	-	-	-	-	(268,611)	(268,611)	-	(268,611)

Balance, December 31, 2011	12,900,001	855,800	1,342,793	78,411	(283,356)	1,993,648	-	1,993,648

	Share Capital
	Shares	Amount $	Shares to be Issued $	Warrant Reserve $	Deficit $	Total Equity Attributable to Shareholders $	Non- Controlling Interest $	Total Equity $
Balance, February 8, 2010	-	-	-	-	-	-	-	-
Issued pursuant to private placements	1	1	-	-	-	1	-	1
Net loss for the year	-	-	-	-	(14,745)	(14,745)	-	(14,745)

Balance, December 31, 2010	1	1	-		(14,745)	(14,744)	-	(14,744)

F-5

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

1.	Nature of Operations

Arriba Resources Inc. (“Arriba” or “the Company”) (an exploration stage company) was incorporated as Ecologix Environmental Offsetters Inc. on February 8, 2010 under the Business Corporations Act (British Columbia) and changed its name to Arriba Resources Inc. on March 31, 2011. The Company is an exploration stage company and engages principally in the acquisition, exploration, and evaluation of mineral property interests in Mexico. During the 2012 fiscal year, the Company changed its year end from December 31 to September 30.

The Company’s registered office is located at 2402 – 1277 Melville Street, Vancouver, British Columbia, Canada V6E 0A4.

The Company is in the process of exploring its mineral property interest and has not yet determined whether this mineral property interest contains economically recoverable mineral reserves. The underlying value and the recoverability of this mineral property interest is entirely dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of the mineral property interest, and the generation of future profitable production or proceeds from the disposition of the mineral property interest. The operations of the Company will require various licences and permits from various governmental authorities which are or may be granted subject to various conditions and may be subject to renewal from time to time. There can be no assurance that the Company will be able to comply with such conditions and obtain or retain all necessary licences and permits that may be required to carry out exploration, development, and mining operations at its projects. Failure to comply with these conditions may render the licences liable to forfeiture.

2.	Basis of Presentation

(a)	Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. The Company has net losses from operations and had no revenues from mining operations for the periods ended September 30, 2012 and December 31, 2011. For the nine months ended September 30, 2012, the Company incurred a net loss of $700,469 (year ended December 31, 2011 – $268,611) attributable to its shareholders and used cash in operations of $271,177 (year ended December 31, 2011 – $221,916). At September 30, 2012, the Company had an accumulated deficit of $983,825 (December 31, 2011 – $283,356) attributable to its shareholders since inception and expects to incur further losses in the development of its business, all of which cast substantial doubt about the Company’s ability to continue as a going concern.

The continued operations of the Company are dependent on its ability to generate future cash flows or obtain additional financing. Management is of the opinion that sufficient working capital will be obtained from external financing to meet the Company’s liabilities and commitments as they become due, although there is a risk that additional financing will not be available on a timely basis on terms acceptable to the Company or at all. These consolidated financial statements do not reflect any adjustments to the carrying values of assets and liabilities, the reported expenses, and the balance sheet classifications used that may be necessary if the Company is unable to continue as a going concern.

F-6

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

2.	Basis of Presentation – Continued

(b)	Basis of Consolidation

The consolidated financial statements include the accounts of Arriba, its wholly owned subsidiary, Minera Arriba S.A. de C.V. (“MAB”), incorporated in Mexico on May 19, 2011, and Canadian Drilling Corporation (“Canadian”), incorporated under the laws of the Cayman Islands on April 18, 2012, in which Arriba owns 70% of the outstanding common shares from the date of its acquisition on May 2, 2012 (see Note 4) to September 30, 2012. Intercompany balances, transactions and unrealized intercompany gains and losses are eliminated upon consolidation.

3.	Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid, short-term investments with an original maturity of three months or less to be cash equivalents.

(b)	Fair Value Measurements

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company has adopted FASB ASC 825, “Financial Instruments” (“ASC 825”), which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instrument.

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization with the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

F-7

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

3.	Significant Accounting Policies – Continued

(b)	Fair Value Measurements – Continued

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs that are both significant to the fair value measurement and unobservable.

(c)	Long-Lived Assets

The Company reviews the carrying amount of its long-lived assets for impairment whenever there are negative indicators of impairment.  An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset.  In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value.  Fair value is generally determined based on discounted future cash flow. There were no impairments of long-lived assets during the periods ended September 30, 2012 and December 31, 2011.

(d)	Mineral Property Interests

The Company has been in the exploration stage since its inception on February 8, 2010 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under FASB ASC 360, “Property, Plant, and Equipment” (“ASC 360”) at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. During the periods ended September 30, 2012 and December 31, 2011, the Company did not conduct mining operations and did not deplete its mineral rights.

The Company reviews the carrying value of its mineral rights and properties for impairment whenever there are negative indicators of impairment. The Company’s estimate of the gold price, mineralized materials, operating capital, and reclamation costs is subject to risks and uncertainties affecting the recoverability of its investment in the mineral rights and properties. Although the Company has made its best, most current estimate of these factors, it is possible that near term changes could adversely affect estimated net cash flows from the mineral rights and properties and possibly require future asset impairment write-downs.

Where estimates of future net operating cash flows are not available and where other conditions suggest impairment, the Company assesses recoverability of carrying value from other means, including net cash flows generated by the sale of the asset.

F-8

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

3.	Significant Accounting Policies – Continued

(e)	Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost less accumulated depreciation and impairment. The Company provides depreciation in amounts sufficient to match the cost of depreciable assets to operations over their estimated service lives or productive value. Construction-in-progress assets commence depreciation once the assets have been placed in service. The Company capitalizes expenditures for improvements that significantly extend the useful life of an asset. Expenditures for maintenance and repairs are charged to operations when incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Vehicles and equipment	3 to 7 years
Furniture and fixtures	2 to 5 years

(f)	Reclamation Liabilities and Retirement Obligation Asset

Minimum standards for site reclamation and closure have been established by various government agencies. Asset retirement obligations are recognized when incurred and recorded as liabilities at fair value. The liability is accreted over time through periodic charges to earnings. In addition, the asset retirement cost is capitalized as part of property and amortized over the life of the related asset. Reclamation costs are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs. The Company reviews, on an annual basis, unless otherwise deemed necessary, the asset retirement obligation at each mine site in accordance with ASC guidance for accounting for asset retirement obligations.

(g)	Valuation of Equity Units Issued in Private Placements

The Company follows a pro rata allocation method with respect to the measurement of common shares and common share purchase warrants issued as private placement units. This values each component at fair value and allocates total proceeds received between common shares and common share purchase warrants based on the pro rata relative values of the components. The fair value of the common shares is based on the closing price on the issue date and the fair value of the common share purchase warrants is determined at the issue date using the Black-Scholes option pricing model and recorded in warrant reserve.

(h)	Stock-based Compensation

The Company records stock-based compensation in accordance with FASB ASC 718, “Compensation – Stock Based Compensation” (“ASC 718”), and FASB ASC 505, “Equity based payments to non employees” (“ASC 505”), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

F-9

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

3.	Significant Accounting Policies – Continued

(i)	Loss per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding. Dilutive loss per share includes additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive. Diluted loss per share equals basic loss per share if the effect of including dilutive securities in the calculation would be antidilutive.

(j)	Comprehensive Loss

FASB ASC 220, “Reporting Comprehensive Income” (“ASC 220”) establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no components of comprehensive loss other than net loss for the periods ended September 30, 2012 and December 31, 2011.

(k)	Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the consolidated financial statement carrying amounts and tax bases of certain assets and liabilities. Realization of deferred tax assets is dependent upon future earnings, if any. The Company provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such deferred tax assets to be more likely than not. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted FASB ASC 740, “Income Taxes” (“ASC 740”) as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future periods; and accordingly is offset by a valuation allowance. FASB Interpretation No.48 (“FIN 48”) prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken into in tax returns.

(l)	Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates.

Estimates may include those pertaining to the estimated useful lives, impairment of equipment, mineral rights, deferred tax assets, and estimated reclamation liabilities.

F-10

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

3.	Significant Accounting Policies – Continued

(m)	Foreign Currency Translation

The Canadian dollar is the presentation currency and the functional currency of the Company. In accordance with FASB ASC 830, “Foreign Currency Matters” (“ASC 830”), transactions involving foreign currencies for items included in operations, are translated into Canadian dollar, using the average rate for the period; monetary assets and liabilities are translated at the exchange rate prevailing at the consolidated balance sheet date and all other consolidated balance sheet items are translated at the historical rates applicable to the transaction, that comprise the amount. Translation gains and losses are included in the determination of net loss.

(n)	Recent Accounting Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Balance Sheet- Intangibles- Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment is an Amendment to FASB Accounting Standards Update 2011-08.  The objective of the amendments in this Update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles—Goodwill and Other—General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent.

The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Company does not expect the adoption of this accounting pronouncement to have a significant impact on the Company’s results of operations, financial position or cash flow.

4.	Advances

On November 1, 2011, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with American Drilling Corp. (“American”), a corporation incorporated under the laws of the State of Nevada, to purchase 70 common shares in the capital of American’s wholly-owned subsidiary, Canadian Drilling Corporation (“CDC”), a company incorporated under the Business Corporations Act (British Columbia), for the purchase price of US$1,100,000 and the transfer of certain drilling equipment from American to CDC.

On March 20, 2012, the Company advanced $300,332 to American as an advance payment for additional drilling equipment.

On May 2, 2012, the Company rescinded the Share Purchase Agreement on the basis that American did not satisfy its obligation to transfer certain assets within the time period required.

F-11

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

4.	Advances – Continued

As a result, American issued an unsecured promissory note (the “Promissory Note”) payable to the Company in the principal amount of US$1,100,000 bearing interest at a rate of 5% per annum payable on demand.

On May 2, 2012, the Company entered into an assignment and assumption agreement with Canadian Drilling Corporation (“Canadian”), a company incorporated under the laws of the Cayman Islands, whereby Canadian issued 70% of it’s common shares (69,999 common shares) to the Company in exchange for the assignment to Canadian of the Company’s right, title and interest in and to the Promissory Note. The remaining 30% (30,000 common shares) was issued to American.

The advance of $300,332 made by the Company to American on March 20, 2012 was assigned to Canadian on May 2, 2012 and is eliminated upon the acquisition of Canadian by the Company.

The non-controlling interest in Canadian was determined to have a fair value of $329,605 based on the value of the net assets in Canadian on May 2, 2012. As Canadian did not receive any monetary consideration on the issuance of the 30,000 shares to American, the $329,605 was recorded as a realized loss on share issue in the consolidated statement of operations and comprehensive loss.

As Canadian did not meet the definition of a business, the acquisition of 70% of Canadian by the Company has been accounted for as an asset acquisition.

A provisional allocation of the purchase price was made as of the acquisition date as follows:

$
Purchase price:
Assignment of promissory note	1,098,350

Net assets acquired:
Equipment	1,398, 682
Advances due to the Company	(300,332)
1,098,350

5.	Equipment

Cost	Machinery and Equipment $	Total $
Balance, December 31, 2011	-	-
Additions (Note 4)	1,398,682	1,398,682
Disposals	-	-
Balance, September 30, 2012	1,398,682	1,398,682

F-12

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

5.	Equipment – Continued

Accumulated Depreciation	Machinery and Equipment $	Total $
Balance, December 31, 2011	-	-
Additions	194,262	194,262
Disposals	-	-
Balance, September 30, 2012	194,262	194,262

Carrying amount at September 30, 2012	1,204,420	1,204,420

Depreciation during the period ended September 30, 2012 was $194,262 (year ended December 31, 2011: $nil). The Company did not own any equipment during the year ended December 31, 2011. The Company does not have any equipment under lease for any of the periods presented.

6.	Mineral Property Interests

The Company is actively investigating, evaluating and conducting exploration activities in Mexico. The summary of accumulated acquisition costs as of September 30, 2012 and December 31, 2011 are as follows:

	September 30, 2012	December 31, 2011
Batopilas, Chihuahua, Mexico
Opening balance	$725,000	$-
Acquisition costs	-	725,000
Net book value	725,000	725,000

Total	$725,000	$725,000

The summary of exploration and evaluation costs incurred and expensed during the periods ended September 30, 2012 and December 31, 2011 are as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Batopilas, Chihuahua, Mexico
Opening balance	$127,948	$-
Exploration costs	49,513	127,948
Cumulative total	$177,461	$127,948

F-13

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

6.	Mineral Property Interests – Continued

Pursuant to an option agreement dated June 17, 2011, as amended on December 8, 2011 and October 4, 2012, the Company was granted an option to acquire a 50% undivided interest in the La Palma and Ampl La Palma properties located in Batopilas, Chihuahua, Mexico.

To exercise the option, the Company must make cash payments and fulfill obligations as follows:

●	$35,000 within 15 days of the execution of the agreement (paid);
●	$315,000 on or before the closing date of September 8, 2011 (paid); and
●	Issue to the option or, 1,500,000 common shares of the Company on or before the closing date of September 8, 2011 (issued). The shares issued were valued at $375,000 using a fair value of $0.25 per share. The $0.25 fair value was determined based on the closest stock issue price prior to the issuance of these shares.

The Company has the option to increase its interest by incurring expenses and making cash payments as follows:

●	Increase its interest to 60% by incurring cumulative exploration expenditures of $1,500,000 before June 30, 2013 and making a cash payment of $25,000 on or before October 31, 2012 (paid) and an additional cash payment of $275,000 by June 30, 2013;
●	Increase its interest to 70% by incurring cumulative exploration expenditures of $2,500,000 and making an additional cash payment of $300,000 on or before January 31, 2014; and
●	Increase its interest to 80% by incurring cumulative exploration expenditures of $4,000,000 and making an additional cash payment of $300,000 on or before January 31, 2015.

If the exploration expenditures are not made, in order to maintain the option, the Company must make cash payments of $200,000 for every rolling six-month period where at least ninety days of drilling has not occurred on the property. If the common shares of the Company are not listed on a recognized stock exchange or bulletin board quotation or trading system in North America by August 31, 2013, the agreement will immediately terminate and the Company will lose all of its interest in the property.

7.	Due to Shareholders

During the year ended December 31, 2011, the Company entered into a debt settlement agreement with its shareholders with respect to a balance of $72,570 due to shareholders as at December 31, 2010. A gain of $15,356 was realized as a result of the debt settlement.

F-14

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

8.	Equity

The Company’s authorized share capital consists of an unlimited number of common shares without par value. Details of share issuances and other equity transactions are as follows:

	Number of Shares	Share Capital	Shares to be Issued	Warrant Reserve
Balance, December 31, 2010	1	$1	$-	$-
Shares issued / issuable pursuant to private placements	11,400,000	488,589	1,342,793	78,411
Share issue costs	-	(7,790)	-	-
Shares issued for mineral property	1,500,000	375,000	-	-
Balance – December 31, 2011	12,900,001	855,800	1,342,793	78,411
Shares issued pursuant to private placements	7,999,262	1,999,815	(1,342,793)	-
Share issue costs	-	(197,682)	-	-
Balance – September 30, 2012	20,899,263	$2,657,933	$-	$78,411

(a)	Share Capital Transactions

(i)	On May 18, 2011, the Company issued 5,200,000 units for total cash proceeds of $52,000. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable to purchase one additional common share at a price of $0.05 per common share on or before May 18, 2013. Total equity value from this private placement was allocated between shares and warrants using the pro rata allocation method based on the fair values of shares and warrants on the date of issuance. $38,207 of equity value from this financing was allocated to shares and $13,793 was allocated to warrants.

(ii)	On June 14, 2011, the Company issued 2,100,000 common shares for total cash proceeds of $105,000.

(iii)	On September 8, 2011, the Company issued 4,100,000 units for total cash proceeds of $410,000. Each unit consisted of one common share and one-half common share purchase warrant. Each warrant is exercisable to purchase one additional common share at a price of $0.25 per common share on or before September 8, 2013. Total equity value from this private placement was allocated between shares and warrants using the pro rata allocation method based on the fair values of shares and warrants on the date of issuance. $345,382 of equity value from this financing was allocated to shares and $64,618 was allocated to warrants.

(iv)	On September 8, 2011, as part of the option agreement as described in Note 6, the Company issued 1,500,000 common shares at $0.25 per common share as part of the consideration to acquire the 50% undivided interest in the La Palma and Ampl La Palma properties located in Batopilas, Chihuahua, Mexico. The shares issued were valued at $375,000 using a fair value of $0.25 per share, which was determined based on the closest stock issue price prior to the issuance of these shares.

F-15

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

8.	Equity – Continued

(v)	On April 25, 2012, the Company issued 7,999,262 common shares for total cash proceeds of $1,999,816. $1,342,793 of the proceeds were received in advance during the year ended December 31, 2011. Cash issuance costs of $197,682 were paid in connection with the private placement.

(b)	Warrants

Details of warrants activity for the periods ended September 30, 2012 and December 31, 2011 are as follows:

	Number of Warrants	Weighted Average Exercise Price $
Balance, December 31, 2010	-	-
Granted	7,250,000	0.11
Exercised	-	-
Expired	-	-
Balance, December 31, 2011	7,250,000	0.11
Granted	-	-
Exercised	-	-
Expired	-	-
Balance, September 30, 2012	7,250,000	0.11

The weighted average remaining life of the 7,250,000 warrants outstanding as at September 30, 2012 is 0.72 year. The fair value of the warrants granted is estimated using the Black-Scholes option pricing model with the following weighted average assumptions during the year ended December 31, 2011:

December 31, 2011
Stock price volatility	132.17%
Risk-free interest rate	1.00%
Expected life of warrants	2 years
Expected dividend yield	0.00%

9.	Related Party Transactions

Remuneration for directors and key management personnel for the periods ended September 30, 2012 and December 31, 2011 included:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Management fees	$72,102	$32,265

F-16

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

10.	Segmented Information

The Company considers the business from a geographic perspective and assesses the performance of the operating segments based on measures such as net property, plant and equipment as well as operational results.

By geographic areas, the Company’s non-current assets as at September 30, 2012 and December 31, 2011 are as follows:

	Non-Current Assets
	September 30, 2012	December 31, 2011
Canada	$-	$-
Mexico	1,929,420	725,000
Total	$1,929,420	$725,000

11.	Income Taxes

(a)	Current Income Taxes

A reconciliation of income taxes at statutory rates is as follows:

	September 30, 2012	December 31, 2011

Statutory rate	28.4%	28.4%
Net loss for the year	$763,568	$268,611

Income tax recovery at statutory rates	$216,853	$76,199

Change due to differences in tax rates	(159,305)	(4,724)

Permanent differences	(225)	(386)

Deferred tax assets not recognized	(57,323)	(71,089)

	$-	$-

F-17

Arriba Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Nine Month Period Ended September 30, 2012 and Year Ended December 31, 2011

(Expressed in Canadian Dollars)

11.	Income Taxes – Continued

(a)	Deferred Taxes

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	September 30, 2012	December 31, 2011

Non-capital loss carry forwards	$132,097	$74,775

Valuation allowance	(132,097)	(74,775)

Total net deferred tax assets	$-	$-

At September 30, 2012, the Company has non-capital losses of approximately CAD$307,000 that arose in Canada which will expire in 2032. At September 30, 2012, the Company also has non-capital losses of approximately 2,589,000 Mexican Pesos that arose in Mexico which will expire in 2022.

The Company has provided a valuation allowance at September 30, 2012 and December 31, 2011 of $132,097 and $74,775 for its net deferred tax assets as it cannot conclude it is more likely than not that they will be realized. The valuation allowance increased by $57,323 and $71,089 in 2012 and 2011, respectively.

12.	Subsequent Events

Apart from events disclosed in Note 6, there were no other subsequent events which were considered material to the consolidated financial statements as at November 30, 2012.

F-18

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

●	Audited financial statements of Arriba Resources Inc., for the years ended December 31, 2011 and September 30, 2012.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement with Arriba Resources Inc. (incorporated by reference from a Form 8-K/A Current Report filed on January 11, 2013)
10.1	Option Agreement for La Palma Property (incorporated by reference from a Form 8-K Current Report filed on February 19, 2013)
10.2	First Amendment to the Option Agreement for the La Palma Property (incorporated by reference from a Form 8-K Current Report filed on February 19, 2013)
10.3	Second Amendment to the Option Agreement for the La Palma Property (incorporated by reference from a Form 8-K Current Report filed on February 19, 2013)
99.1	43-101 Report on La Palma (incorporated by reference from a Form 8-K Current Report filed on February 19, 2013)

*	The schedules to this document are not being filed herewith. Silverstar Mining Corp. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

Date: May 21, 2013	By:	/s/ Neil Kleinman
Neil Kleinman
Chief Executive Officer
(Chief Principal Officer)

11